As filed with the Securities and Exchange Commission on June 15, 1998.
                                               Registration No. 333-[     ]


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                -------------

                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                                -------------

                      NORTH FORK BANCORPORATION, INC.
           (Exact name of Registrant as specified in its charter)


         DELAWARE                    6712                 11-135410
      (State or other         (Primary Standard        (I.R.S. Employer
      jurisdiction of            Industrial           Identification No.)
      incorporation or          Classification
        organization              Code Number)

                                ------------

                           275 BROAD HOLLOW ROAD
                          MELVILLE, NEW YORK 11747
                               (516) 844-1004
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)

                                -----------

                              JOHN ADAM KANAS
                                 PRESIDENT
                       NORTH FORK BANCORPORATION INC.
                           275 BROAD HOLLOW ROAD
                          MELVILLE, NEW YORK 11747
                               (516) 844-1004

         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agents for Service)


                                  Copy to:
                        WILLIAM S. RUBENSTEIN, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022
                               (212) 735-3000

                               -------------


      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                                              (Cover continued on next page.)

                            --------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


(Continued from previous page)

                                CALCULATION OF REGISTRATION FEE

    Title of               Amount of shares    Proposed Maximum     Proposed Maximum       Amount of
 Securities to be              to be            Aggregate Price    Aggregate Offering     Registration
    Registered               Registered          Per Share (1)        Price (1)              Fee (3)
------------------------   ----------------    ----------------    -------------------    ------------
Common Stock, $2.50 par         362,111            $25.8125            $9,345,991             $2758
value, of North Fork
Bancorporation, Inc.,
including the Preferred
Stock Purchase Rights
attached thereto (2)

----------------
(1) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.
(2) The rights to purchase Series A Junior Participating Preferred Stock (the "Preferred Stock Purchase Rights") initially are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, March 13, 1989, pursuant to the terms of the Company's Rights Agreement, dated as of February 28, 1989. Until the occurrence of certain prescribed events, the Preferred Stock Purchase Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with the Common Stock. The value attributable to the Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.
(3)   Calculated pursuant to Rule 457(c) under the Securities Act.



[FLAG]
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                             SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED JUNE 15, 1998

PROSPECTUS
                             ------------------

                        NORTH FORK BANCORPORATION, INC.
                        362,111 SHARES OF COMMON STOCK
                           PAR VALUE $2.50 PER SHARE

                              ------------------

            This Prospectus relates to up to 362,111 shares (the "Shares") of the common stock, par value $2.50 per share (the "Common Stock"), of North Fork Bancorporation, Inc. (the "Company") which may be offered from time to time by the selling stockholder named herein (the "Selling Stockholder"). The Company will receive no part of the proceeds from sales of the Shares offered hereby. The Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "NFB." On June 15, 1998, the closing price of the Common Stock on the NYSE was $25 per share.

      The Shares may be offered for sale from time to time by the Selling Stockholder, or by certain other persons who are named in an amendment or supplement to this Prospectus, in one or more transactions described herein on the NYSE or on any other securities exchange on which the Common Stock is traded, in the over-the-counter market, in one or more private transactions or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices or at negotiated prices. See "Plan of Distribution" herein. The price at which any of the Shares of Common Stock may be sold, and the commissions, if any, paid in connection with such sale, may vary from transaction to transaction.

      The Company will bear all expenses incurred in connection with the offering of the Shares pursuant to this Prospectus other than the fees and expenses of counsel to the Selling Stockholder, underwriting discounts and commissions, brokerage fees and similar compensation.


       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
             OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.

                             ------------------

      THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                             ------------------

                  The date of this Prospectus is      , 1998



      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.



                           AVAILABLE INFORMATION

      This Prospectus constitutes part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange securities of the Company are listed.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

      (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

      (3) The Company's Current Reports on Form 8-K, filed with the Commission on January 16, 1997, March 25, 1998, April 2, 1998 and May 20, 1998;

      (4) The Company's Registration Statement on Form 8-A, filed with the Commission on February 9, 1990, as amended by Amendment No. 1 on Form 8, filed with Commission on February 22, 1990, describing the Common Stock, including any further amendment or reports filed for the purpose of updating such description; and

      (5) The Company's Registration Statement on Form 8-A, filed with the Commission on March 1, 1989, as amended by Amendment No. 1 on Form 8, filed with the Commission on March 21, 1989, describing the rights to purchase Series A Junior Participating Preferred Stock that are attached to the Common Stock, including any further amendment or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Investor Relations, North Fork Bancorporation, Inc., 275 Broad Hollow Road, Melville, NY 11747. Telephone requests may be directed to Investor Relations at (516) 844-1259.


                                THE COMPANY

      The principal executive offices of the Company are located at 275 Broad Hollow Road, Melville, New York 11747 and its telephone number is
(516) 844-1004.


                              USE OF PROCEEDS

      The Shares offered hereby are being sold solely for the account of the Selling Stockholder. Therefore, the Company will not receive the proceeds of this offering.


                              THE ACQUISITION

      On June 3, 1998, the Company issued the Shares to the Selling Stockholder pursuant to the Agreement and Plan of Merger, dated as of May 11, 1998 (the "Merger Agreement"), among the Company, Amivest Corporation, a Delaware corporation ("Amivest"), and the Selling Stockholder, in connection with the acquisition of Amivest by the Company through the merger (the "Merger") of a wholly-owned subsidiary of the Company with and into Amivest. Pursuant to the Merger Agreement, the Company has agreed, within 30 days of the consummation of the Merger, to file a registration statement under the Securities Act permitting the Selling Stockholder to resell the Shares and to use its best efforts to cause such registration statement to become effective as soon as practicable thereafter.


                            SELLING STOCKHOLDER

      The following table sets forth certain information as of the date of this Prospectus with respect to the Shares which are covered by this Prospectus, including the name of the Selling Stockholder and the number of shares of Common Stock owned by such Selling Stockholder as of the date of this Prospectus and the number of shares which are covered by this Prospectus. All of the Shares registered hereby for the benefit of the Selling Stockholder were acquired by the Selling Stockholder in connection with the Merger.

                                                                   Percentage of
                       Number of shares                         outstanding shares
                       of Common Stock                          of Common Stock to
                      beneficially owned    Number of shares      be beneficially
      Name of           prior to this        of Common Stock      owned after this
Selling Stockholder       offering           offered hereby            offering
-------------------   ------------------    ----------------    ------------------
   Emmanuel Sella          362,111               362,111                 N/A*

------------
*   Represents less than 1% of the outstanding Common Stock of the Company.


      Following the consummation of the Merger, the Selling Stockholder will be a director of Amivest and will retain the position of president and chief executive officer of Amivest. During the past three years prior to the Merger, the Selling Stockholder has not held any other position, office or other material relationship with the Company or an affiliate of the Company.


                            PLAN OF DISTRIBUTION

      Subject to the limitations described below, the Selling Stockholder may offer the Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE or other securities exchanges on which the Shares are traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The Shares may be offered in any manner permitted by law, including through brokers, dealers or agents, and directly to one or more purchasers. Sales of the Shares may involve (i) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
(iii) an exchange distribution in accordance with the rules of any such exchange; and (iv) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholder and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

      In connection with distributions of the Common Stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder also may sell Common Stock short and redeliver the Shares to close out such short positions. The Selling Stockholder also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended, to the extent required, to reflect such transaction).

      In connection with the filing of the Registration Statement, the Merger Agreement provides, among other things, that (i) the Company will maintain the effectiveness of the Registration Statement for a period ending on the earlier of (x) the one year anniversary of the consummation of the Merger and (y) the date on which all of the Shares have been disposed of pursuant to this Prospectus, and (ii) the Selling Stockholder will suspend sales of the Shares pursuant to the Registration Statement for a reasonable period of time not to exceed 45 days upon notice from the Company that the making of offers or sales pursuant to the Registration Statement would require the Company to publically disclose information that would not otherwise be required to be disclosed at such time and that such disclosure would not be in the best interests of the Company. The Company may request the Selling Stockholder to suspend sales of Shares for reasons including, but not limited to, the fact that (x) the Company is conducting or about to conduct an underwritten public offering of its securities for its own account and (y) the Company is pursuing an acquisition, merger, reorganization, disposition or similar transaction. The aggregate number of days for which the Company can request the Selling Stockholder to suspend sales of the Shares pursuant to the Registration Statement may not exceed 90 days.


                               LEGAL MATTERS

      The legality of the Shares offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                                  EXPERTS

      The consolidated financial statements of the Company and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the Company's 1997 Form 10-K incorporated by reference into this Prospectus, have been incorporated herein and in the registration statement of which this Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in the Company's 1997 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                     CERTAIN FORWARD-LOOKING STATEMENTS

      From time to time, the Company may communicate in oral or written form statements relating to the future results of the Company that may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to, among other things, the financial condition and results of operations and business of the Company following the consummation of an acquisition, loan loss reserve adequacy, simulation of changes in interest rates and litigation results. Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions, interest rate fluctuations, competitive product and pricing pressures within the Company's markets, equity and fixed income market fluctuations, personal and corporate customers' bankruptcies, inflation, acquisitions and integrations of acquired businesses, technological change, changes in law, changes in fiscal, monetary, regulatory and tax policies, monetary fluctuations, success in gaining regulatory approvals when required as well as other risks and uncertainties detailed from time to tome in the filings of the Company with the Commission.



                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the expenses to be borne by the Company in connection with the offerings described in this Registration Statement. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

    Securities and Exchange Commission Registration Fee... $  2758
    Printing Expenses.....................................     500*
    Accounting Fees and Expenses..........................    2500
    Legal Fees............................................   20000
    Miscellaneous (including Listing
        Fees, if applicable)..............................    2000*
                                                            -------
                Total.....................................  $27758
                                                            =======
-------------------
*  Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

      In addition, the Company maintains a directors' and officers' liability policy.

      Article Seventh of the Restated Certificate of Incorporation of the Company and Article IX of the Bylaws of the Company provide that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.


ITEM 16.  EXHIBITS

      The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


Exhibit
Number                      Description of Exhibits
-------                     -----------------------
  5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the shares being registered (including consent)

 23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5)

 23.2       Consent of KPMG Peat Marwick LLP

 24         Power of Attorney (reference is made to the signature page)


ITEM 17  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, in the State of New York on June 15, 1998.


                                     NORTH FORK BANCORPORATION, INC.


                                     By /s/ DANIEL M. HEALY
                                       ----------------------------------
                                            Daniel M. Healy
                                            Executive Vice President
                                              and Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                     TITLE                        DATE
       ---------                     -----                        ----

          *                  President, Chief Executive       June 15, 1998
------------------------     Officer and Chairman of
John A. Kanas                 the Board


          *                  Executive Vice President         June 15, 1998
------------------------     and Chief Financial Officer
Daniel M. Healy


          *                  Director                         June 15, 1998
------------------------
John Bohlsen


          *                  Director                         June 15, 1998
------------------------
Thomas M. O'Brien


          *                  Director                         June 15, 1998
------------------------
Irvin L. Cherashore


          *                  Director                         June 15, 1998
------------------------
Allan C. Dickerson


          *                  Director                         June 15, 1998
------------------------
Lloyd A. Gerard


          *                  Director                         June 15, 1998
-------------------------
James F. Reeve


          *                  Director                         June 15, 1998
-------------------------
George H. Rowsom


         *                   Director                         June 15, 1998
-------------------------
Raymond W. Terry


         *                   Director                         June 15, 1998
-------------------------
Kurt R. Schmeller



 * By: /s/ DANIEL M. HEALY
      _____________________
         ATTORNEY-IN-FACT





Exhibit
Number                      Description of Exhibits
-------                     -----------------------
  5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the shares being registered (including consent)

 23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in opinion filed as Exhibit 5)

 23.2       Consent of KPMG Peat Marwick LLP

 24         Power of Attorney (reference is made to the signature page)